UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: August 21, 2012

SIBLING GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-28311	76-027334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1355 Peachtree Street, Suite 1159, Atlanta, GA 30309
(Address of principal executive offices)

(404) 551-5274

(Registrant’s telephone number, including area code)

1201 Peachtree St. NE, Bldg 400 Ste 200, Atlanta, GA 30361

 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The shareholders of Sibling Entertainment Group Holdings, Inc. (the “Company”) voted to approve the proposed Amended and Restated Certificate of Formation (the “Restated Certificate”) at the Company’s annual meeting of shareholders held August 9, 2012.  The Restated Certificate is filed as Exhibit 3.1(i) to this report.  The Restated Certificate was filed with the Texas Secretary of State on August 15, 2012 and was effective with FINRA August 21, 2012.  As a result, effective August 21, 2012:

•

The Company’s corporation name was changed to Sibling Group Holdings, Inc.

•

The Company’s authorized capital stock was increased and reclassified to effect a 1 for 100 share reverse stock split.  The Company’s authorized capital is now 510 million shares, divided into 500,000,000 shares of Common Stock, par value $.0001 and 10,000,000 shares of Preferred Stock, par value $.0001.  Each 100 shares of the Company’s common stock, par value $.01 outstanding prior to August 21, 2012 was converted into 1 share of the Company’s Common Stock, par value $.0001.  The Company’s trading symbol on the OTC-BB is SIBE and the new CUSIP is 825784 101.

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The Restated Certificate eliminated pre-emptive rights and cumulative voting for directors.

•

The Restated Certificate reduced the shareholder vote required to approve fundamental corporate actions, permits shareholder action by less than unanimous written consent, and limits the liability of our directors.

Item 5.07  Submission of Matters to a Vote of Securityholders

Sibling Entertainment Group Holdings, Inc. (the “Company”) held its annual meeting of shareholders August 9, 2012.  59.92% of the outstanding common stock and 88.57% of the outstanding series common stock were present in person or by proxy at the Meeting for a total of 1,371,164,423 votes, 47,146,596 votes for common stock and 1,324,017,827 votes for series common stock.  Unless otherwise noted, holders of common stock and series common stock voted together as a single class on all matters considered at the annual meeting.

At the annual meeting, the Company’s shareholders:

•

Unanimously re-elected Gerald F. Sullivan, Amy Austin, Rob Copenhaver, and Michael Hanlon as directors for a one-year term.

•

Ratified the appointment of Sherb & Co., LLP as independent public accountants for the year ending December 31, 2012, with 1,363,798,544 votes FOR or 99.46% of the votes present in person or by proxy at the meeting.

•

Approved the 2012 Sibling Group Holdings, Inc. Stock Incentive Plan with 1,363,798,544 votes FOR or 99.46% of the votes present in person or by proxy at the meeting.

•

Approved the proposed Amended and Restated Certificate of Formation (the “Restated Certificate”) with 43,616,172 votes of common stock FOR and 1,320,182,372 votes of series common stock FOR or 92.51% of the votes of common stock and 97.71% of the votes of series common stock present in person or by proxy at the meeting.

The holders of the Company’s series preferred stock voted to convert their series common stock into Common Stock, par value $.0001, created by the Restated Certificate.

After giving effect to the reclassification and reverse stock split of the common stock outstanding prior to August 21, 2012 and the conversion of series common stock into Common Stock, par value $.0001, created by the Restated

Certificate, there are now 15,736,859 shares of Common Stock, par value $.0001 issued and outstanding.  Up to 400 additional shares of Common Stock, par value $.0001 may be issued in respect of fractional shares in brokerage accounts.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1(i)	Amended and Restated Certificate of Formation as filed with the Texas Secretary of State on August 15, 2012 and effective as of August 21, 2012.
10.1	2012 Sibling Group Holdings, Inc. Stock Incentive Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Sibling Entertainment Group Holdings, Inc.

Signature	Date
By: /s/ Gerald F. Sullivan	August 23, 2012
Name: Gerald F. Sullivan
Title: Chairman

INDEX TO EXHIBITS

Exhibit No.	Description
3.1(i)	Amended and Restated Certificate of Formation as filed with the Texas Secretary of State on August 15, 2012 and effective as of August 21, 2012.*
10.1	2012 Sibling Group Holdings, Inc. Stock Incentive Plan*

*	Filed herewith